Exhibit 16.1                                Letter from Williams & Webster, P.S.  pursuant to Item 304 (a)(3) of Regulation S-K

Williams & Webster, P.S.
Certified Public Accountant & Business Consultants
Bank of America Financial Center
601 W. Riverside, Suite 1940
Spokane, WA 99201

June 23, 2008

United States Securities & Exchange Commission
100 F Street, NE
Washington, D.C.20549

Ladies & Gentlemen:

We are in agreement with the statements made by Rhino Outdoor International, Inc. (“Company”) in its amended Form 8-K dated June 23, 2008

Our independent auditor’s report on the financial statements of the Company for the periods ended December 31, 2005 and December 31, 2006, respectively, contained no adverse opinion or disclaimer of opinion, nor was it modified as to audit scope, accounting principles, or uncertainties other than the ability to continue as a going concern.

There were no disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

 Very truly yours,

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.